Exhibit 5.1
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
September 29, 2009
Dana Holding Corporation
3939 Technology Drive
Maumee, Ohio 43537
Registration Statement on Form S-3 (File No. 333-161676)
Ladies and Gentlemen:
     We have acted as counsel to Dana Holding Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-161676) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 17, 2009. You have asked us to furnish our opinion as to the legality of 34,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which are registered under the Registration Statement and which are being offered and sold today pursuant to an Underwriting Agreement dated September 23, 2009 (the “Underwriting Agreement”), among the Underwriters named therein (the “Underwriters”) and the Company.
     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
     1. the Registration Statement;
     2. the prospectus supplement relating to the Shares dated September 23, 2009 (the “Prospectus Supplement”);
     3. the Underwriting Agreement; and
     4. a specimen certificate for the Shares.

     In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the representations and warranties of the Company made in the Underwriting Agreement as to factual matters and upon certificates of public officials and the officers of the Company.
     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     The opinion expressed above is limited to the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the base prospectus included in the Registration Statement and under the heading “Validity of the Common Stock” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP